LIMITED POWER OF ATTORNEY

Resolved, that Angela Montez, Secretary of The Vantagepoint Funds (the “Fund”), Thomas McAndrews, Assistant Secretary of the Fund and Christopher Chase, Assistant Secretary of the Fund, are each hereby severally granted a limited power of attorney to act on behalf of the Directors of the Fund in signing the documents necessary in order to file amendments to the registration statement of the Fund with the U.S. Securities and Exchange Commission. The Directors intend that the Secretary’s or each Assistant Secretary’s signature (whether affixed manually or use of an electronic password) shall be considered to include the signatures of the Directors, but only for the above-stated purpose. This limited power of attorney shall continue in effect until revoked by the Directors.

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of The Vantagepoint Funds organized and existing under the laws of the State of Delaware, and that the foregoing is a true and correct copy of the resolution duly adopted by the Directors of The Vantagepoint Funds at a meeting held on March 12, 2015.

Dated: April 27, 2015

THE VANTAGEPOINT FUNDS

/s/ Angela Montez
Angela Montez, Secretary